SEALE and BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

September 15, 2009

Office Of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated September 16, 2009 of America’s Driving Ranges, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our review of their interim financial statements for the three and six month period ended June 30, 2009. We cannot confirm or deny that the appointment of Paritz & Company, P.A. was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

CC: U.S. Securities & Exchange Commission
     Office of the Chief Accountant
     100 F Street, NE
     Washington, DC 20549
     202-551-5300 Phone
     202-772-9252 Fax

Seale and Beers, CPAs                      PCAOB & CPAB Registered Auditors
6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501